Exhibit 10.47

MIDDLESEX WATER COMPANY

NOTE

RELATING TO:

THE CONSTRUCTION FINANCING TRUST LOAN PROGRAM

OF THE NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST

$9,528,496	August 16, 2017

CFP-17-2

FOR VALUE RECEIVED, MIDDLESEX WATER COMPANY, a corporation duly created and validly existing pursuant to the laws of the State (as hereinafter defined), and its successors and assigns (the “Borrower”), hereby promises to pay to the order of the NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST, a public body corporate and politic with corporate succession, duly created and validly existing under and by virtue of the Act (as hereinafter defined) (the “Trust”), the Principal (as hereinafter defined), together with all unpaid accrued Interest (as hereinafter defined), fees, late charges and other sums due hereunder, if any, in lawful money of the United States of America, on the Maturity Date (as hereinafter defined) or the date of any optional prepayment or acceleration in accordance with the provisions of this note (this “Note”).

SECTION 1. Definitions. As used in this Note, unless the context requires otherwise, the following terms shall have the following meanings:

“Act” means the “New Jersey Environmental Infrastructure Trust Act”, constituting Chapter 334 of the Pamphlet Laws of 1985 of the State (codified at N.J.S.A. 58:11B-1 et seq.), as the same may from time to time be amended and supplemented.

“Administrative Fee” means a fee of up to four-tenths of one percent (.40%) of that portion of the Principal identified in clause (i) of the definition thereof (as set forth in this Section 1), or such lesser amount, if any, as the Trust may determine from time to time.

“Anticipated Financing Program” means the financing program of the Trust, pursuant to which the Trust will issue its Trust Bonds for the purpose of financing, on a long term basis, the Project and other projects of certain qualifying borrowers.

“Anticipated Long Term Loan” means the long term loan made by the Trust to the Borrower from the proceeds of its Trust Bonds, as part of the Anticipated Financing Program.

“Authorized Officer” means any person authorized by the Borrower or the Trust, as the case may be, to perform any act or execute any document relating to the Loan or this Note.

“Borrower Note Resolution” means the resolution of the Borrower’s Board of Directors adopted on May 23, 2017, as amended and supplemented from time to time, pursuant to which this Note has been issued, and entitled:

RESOLUTION OF MIDDLESEX WATER COMPANY, DETERMINING THE FORM AND OTHER DETAILS OF ITS “NOTE RELATING TO THE CONSTRUCTION FINANCING PROGRAM OF THE NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST”, TO BE ISSUED IN THE PRINCIPAL AMOUNT OF UP TO $10 MILLION, AND PROVIDING FOR THE ISSUANCE AND SALE OF SUCH NOTE TO THE NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST, AND AUTHORIZING THE EXECUTION AND DELIVERY OF SUCH NOTE BY MIDDLESEX WATER COMPANY IN FAVOR OF THE NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST, ALL PURSUANT TO THE NEW JERSEY ENVIRONMENTAL INFRASTRUCTURE TRUST CONSTRUCTION FINANCING PROGRAM.

“Business Corporation Law” means the “New Jersey Business Corporation Act”, constituting Chapter 263 of the Pamphlet Laws of 1968 of the State (codified at N.J.S.A. 14A:1-1 et seq.), as the same may from time to time be amended and supplemented.

“Code” means the Internal Revenue Code of 1986, as the same may from time to time be amended and supplemented, including any regulations promulgated thereunder, any successor code thereto and any administrative or judicial interpretations thereof.

“Cost” means those costs that are allocable to the Project, as shall be determined on a project-specific basis in accordance with the Regulations, as further set forth in Exhibit B hereto, (i) as such Exhibit B shall be supplemented by an Authorized Officer of the Trust by means of either a substitute Exhibit B or an additional Exhibit B, such supplement to be implemented concurrently with the supplement to Exhibit A-1 hereto (as provided in the definition of “Project” as set forth herein), and (ii) as the then-current Exhibit B may be amended by subsequent changes to eligible costs as evidenced by a certificate of an Authorized Officer of the Trust.

“Environmental Infrastructure Facilities” means Wastewater Treatment Facilities, Stormwater Management Facilities or Water Supply Facilities (as such terms are defined in the Regulations).

“Environmental Infrastructure System” means the Environmental Infrastructure Facilities of the Borrower, including the Project, for which the Borrower is receiving the Loan.

“Event of Default” means any occurrence or event specified in Section 6 hereof.

“Fund Portion” means, on any date, an amount equal to seventy-five percent (75%) of the Principal of the Loan on such date, exclusive of that portion of the Principal of the Loan that is allocable to the NJDEP Loan Origination Fee, which NJDEP Loan Origination Fee shall be financed exclusively from the Trust Portion.

“Interest” means the interest charged on the outstanding Principal of the Loan at a rate of (a) with respect to the Trust Portion of the Principal, the applicable Trust Portion Interest Rate and (b) with respect to the Fund Portion of the Principal, 0.00%, and payable by the Borrower to the Trust (i) on the Maturity Date or (ii) with respect to any optional prepayment or acceleration of the Loan pursuant to the terms of this Note, on the date of such optional prepayment or acceleration, as the case may be.

“Loan” means the loan of the Principal, made by the Trust to the Borrower to finance or refinance a portion of the Cost of the Project, as evidenced by this Note.

“Loan Disbursement Requisition” means the requisition, to be executed by an Authorized Officer of the Borrower and approved by the NJDEP, in a form to be determined by the Trust and the NJDEP.

“Maturity Date” means August 15, 2018, or such earlier or later date to be determined by an Authorized Officer of the Trust in his or her sole discretion, which date shall be determined by such Authorized Officer of the Trust to be the date of the closing for the Anticipated Financing Program.

“NJDEP” means the New Jersey Department of Environmental Protection.

“NJDEP Loan Origination Fee” means the “NJDEP Fee” as referenced and defined in Exhibit B hereto, which NJDEP Fee is an administrative fee that is payable by the Borrower to the NJDEP as a portion of the Cost of the Project that has been incurred by the Borrower for engineering and environmental services provided to the Borrower by the NJDEP.

“Principal” means the principal amount of the Loan, at any time being the lesser of (i) Nine Million Five Hundred Twenty Eight Thousand Four Hundred Ninety Six Dollars ($9,528,496), or (ii) the aggregate outstanding amount as shall actually be disbursed to the Borrower by the Trust pursuant to one or more Loan Disbursement Requisitions, which Principal shall be payable by the Borrower to the Trust (i) on the Maturity Date or (ii) with respect to any optional prepayment or acceleration of the Loan pursuant to the terms of this Note, on the date of such optional prepayment or acceleration, as the case may be.

“Project” means the Environmental Infrastructure Facilities of the Borrower which constitutes a project for which the Trust is making the Loan to the Borrower, as further described in Exhibit A-1 hereto; provided, however, that the description of the Project, as set forth in Exhibit A-1 attached hereto, shall be supplemented by means of either (i) the substitution of a revised and updated Exhibit A-1 for the current Exhibit A-1 or (ii) the inclusion of an additional Exhibit A-1, in either case, promptly following the certification for funding by the NJDEP of the remaining components of the Project, as applicable, such supplement to be undertaken by an Authorized Officer of the Trust..

“Regulations” means the rules and regulations, as applicable, now or hereafter promulgated pursuant to N.J.A.C. 7:22-3 et seq., 7:22-4 et seq., 7:22-5 et seq., 7:22-6 et seq., 7:22-7 et seq., 7:22-8 et seq., 7:22-9 et seq. and 7:22-10 et seq., as the same may from time to time be amended and supplemented.

“State” means the State of New Jersey.

“Trust Bonds” means the revenue bonds of the Trust to be issued, as part of the Anticipated Financing Program.

“Trust Portion” means, on any date, an amount equal to the aggregate of (i) twenty-five percent (25%) of the Principal of the Loan on such date, exclusive of that portion of the Principal of the Loan that is allocable to the NJDEP Loan Origination Fee, plus (ii) one hundred percent (100%) of that portion of the Principal of the Loan that is allocable to the NJDEP Loan Origination Fee.

“Trust Portion Interest Rate” means, with respect to each disbursement of proceeds of the Trust Portion of the Loan, (a) to the extent that such disbursement is funded from moneys appropriated to the Trust, for the Construction Financing Trust Loan Program of the Trust, pursuant to an appropriations act of the State, the Trust Portion Interest Rate shall equal 0.00%, (b) to the extent that such disbursement is funded from available moneys of the Trust that are neither (i) appropriated to the Trust as provided by the preceding clause (a), nor (ii) borrowed from a financial institution pursuant to a line of credit or other similar financial instrument as provided by the succeeding clause (c), the Trust Portion Interest Rate shall equal the interest rate that is published as either the Thompson Financial TM3 “AAA” Municipal Market Data General Obligation Index (AMT) or the “BVAL” Index (relating to alternative minimum tax credits) of Bloomberg L.P. (or any subsidiary thereof), (with the particular index that is used by the Trust to be selected by an Authorized Officer of the Trust) or, if such indexes are no longer published on such date, such successor index as may be selected by an Authorized Officer of the Trust, in each case for the number of years that corresponds to the length of time from the date such disbursement is made available to the Borrower by the Trust to the Maturity Date, rounding up to the nearest year, or (c) to the extent that such disbursement is funded from available moneys of the Trust borrowed from a financial institution pursuant to a line of credit or other similar financial instrument, the Trust Portion Interest Rate shall equal the actual rate of interest established by the applicable financial institution pursuant to a competitive or negotiated solicitation by the Trust with respect to such line of credit or other financial instrument.

SECTION 2. Representations of the Borrower. The Borrower represents and warrants to the Trust:

(a)     Organization. The Borrower: (i) is a corporation duly created and validly existing under and pursuant to the Constitution and laws of the State, including the Business Corporation Law; (ii) has full legal right and authority to execute, attest and deliver this Note, to authorize the authentication of this Note, to sell this Note to the Trust, and to perform its obligations hereunder, and (iii) has duly authorized, approved and consented to all necessary action to be taken by the Borrower for: (A) the issuance of this Note, the authentication of this Note, the sale thereof to the Trust and the due performance of its obligations hereunder and (B) the execution, delivery and due performance of all certificates and other instruments that may be required to be executed, delivered and performed by the Borrower in order to carry out and give effect to this Note.

(b)     Authority. This Note has been duly authorized by the Borrower, and duly executed, attested and delivered by Authorized Officers of the Borrower, and duly authenticated by the trustee or the paying agent pursuant to the Borrower Note Resolution. This Note has been duly sold by the Borrower to the Trust and duly issued by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be affected by bankruptcy, insolvency or other laws or the application by a court of legal or equitable principles affecting creditors’ rights.

(c)       Pending Litigation. There are no proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower that, if adversely determined, would adversely affect (i) the condition (financial or otherwise) of the Borrower, (ii) the adoption of the Borrower Note Resolution, (iii) the ability of the Borrower to satisfy all of its Loan repayment obligations hereunder, (iv) the authorization, execution, attestation, authentication or delivery of this Note, (v) the issuance of this Note and the sale thereof to the Trust, and (vi) the Borrower’s ability otherwise to observe and perform its duties, covenants, obligations and agreements under this Note.

(d)       Compliance with Existing Laws and Agreements; Governmental Consent. (i) The authorization, execution, attestation and delivery of this Note by the Borrower, (ii) the adoption of the Borrower Note Resolution, (iii) the sale of this Note to the Trust, (iv) the observation and performance by the Borrower of its duties, covenants, obligations and agreements hereunder, including, without limitation, the repayment of the Loan and all other amounts due hereunder, and (iii) the undertaking and completion of the Project, will not (A) result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Borrower pursuant to, (B) result in any breach of any of the terms, conditions or provisions of, or (C) constitute a default under, any existing ordinance or resolution, outstanding debt or lease obligation, trust agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Borrower is a party or by which the Borrower, its Environmental Infrastructure System or any of its properties or assets may be bound, nor will such action result in any violation of the provisions of the charter or other document pursuant to which the Borrower was established or any laws, ordinances, injunctions, judgments, decrees, rules, regulations or existing orders of any court or governmental or administrative agency, authority or person to which the Borrower, its Environmental Infrastructure System or its properties or operations are subject. The Borrower has obtained all permits and approvals required to date by any governmental body or officer for the authorization, execution, attestation, authentication and delivery of this Note, for the sale of this Note to the Trust, for the making, observance and performance by the Borrower of its duties, covenants, obligations and agreements under this Note, and for the undertaking and completion of the Project.

(e)       Reliance. The Borrower hereby acknowledges that the Trust is making the Loan to the Borrower pursuant to the terms hereof in reliance upon each of the representations of the Borrower set forth in this Section 2.

SECTION 3. Covenants of the Borrower.

(a)       Participation in the Anticipated Financing Program. The Borrower covenants and agrees that it shall undertake and complete in a timely manner all conditions precedent identified by the Trust relating to (i) the participation by the Borrower in the Anticipated Financing Program and (ii) the qualification by the Borrower for receipt of the Anticipated Long Term Loan.

(b)       Pledge. The Borrower unconditionally and irrevocably promises to make the Loan repayments in accordance with the terms of, and to the extent provided in, the Borrower Note Resolution for the punctual repayment of the Loan and all other amounts due pursuant to this terms of this Note.

(c)       Disposition of Environmental Infrastructure System. The Borrower covenants and agrees that it shall not sell, lease, abandon or otherwise dispose of all or substantially all of its Environmental Infrastructure System without the express written consent of the Trust, which consent may or may not be granted by the Trust in its sole discretion.

(d)       Financing With Tax-Exempt Bonds. The Borrower acknowledges, covenants and agrees that it is the intention of the Borrower to finance the Project on a long term basis with proceeds of Trust Bonds now or hereinafter issued, the interest on which is excluded from gross income for purposes of federal income taxation pursuant to Section 103(a) of the Code (“tax-exempt bonds”). In furtherance of such long term financing with tax-exempt bonds, the Borrower covenants that, except to the extent expressly permitted in writing by the Trust, the Borrower will not take any action or permit any action to be taken which would result in any of the proceeds of the Loan being used (directly or indirectly) to make or finance loans to persons other than the Borrower. In addition, the Borrower covenants and agrees that (i) all of the proceeds of the Loan will be used to pay costs of an exempt facility, within the meaning of Section 142 of the Code, which were paid and incurred by the Borrower no more than 60 days before the date on which the Trust adopted a declaration of intent with respect to the Project, and (ii) no portion of the Project will be investment property, within the meaning of Section 148(b) of the Code. The Borrower covenants and agrees that any Costs to be paid or reimbursed with proceeds of the Loan will result in the expenditure of proceeds under Treasury Regulations §1.148-6(d) and Treasury Regulations §1.150-2, for costs subject to the allowance for depreciation provided in Section 167 of the Code which are chargeable to the capital account of the Borrower with respect to such exempt facility.

(e)       Operation and Maintenance of Environmental Infrastructure System. The Borrower covenants and agrees that it shall maintain its Environmental Infrastructure System in good repair, working order and operating condition, and make all necessary and proper repairs and improvements with respect thereto.

(f)       Records and Accounts; Inspections. The Borrower covenants and agrees that it shall keep accurate records and accounts for its Environmental Infrastructure System, separate and distinct from its other records and accounts, which shall be audited annually by an independent registered certified public accountant and shall be made available for inspection by the Trust upon prior written notice. The Borrower shall permit the Trust to inspect the Environmental Infrastructure System.

(g)       Insurance. The Borrower covenants and agrees that it shall maintain insurance policies providing against risk of direct physical loss, damage or destruction of its Environmental Infrastructure System, in an amount that will satisfy all applicable regulatory requirements. The Borrower covenants and agrees that it shall include, or cause to be included, the Trust as an additional “named insured” on any certificate of liability insurance procured by the Borrower and by any contractor or subcontractor for the Project.

(h)       Reliance. The Borrower hereby acknowledges that the Trust is making the Loan to the Borrower pursuant to the terms hereof in reliance upon each of the covenants of the Borrower set forth in this Section 3.

SECTION 4. Disbursement of the Loan Proceeds; Amounts Payable; Prepayment; and Late Fee. The Trust shall effectuate the Loan to the Borrower by making one or more disbursements to the Borrower promptly after receipt by the Trust of a Loan Disbursement Requisition and the approval of such Loan Disbursement Requisition by an Authorized Officer of the Trust or designee thereof, each such disbursement and the date thereof to be recorded by an Authorized Officer of the Trust on the table attached as Exhibit A-2 hereto; provided, however, that no Loan Disbursement Requisition shall be approved by the Trust for disbursement unless and until the portion of the Project to which such Loan Disbursement Requisition relates has been certified for funding by the NJDEP. It is expected that the proceeds of the Loan will be disbursed to the Borrower in accordance with Exhibit C hereto, as Exhibit C shall be supplemented by an Authorized Officer of the Trust by means of either a substitute Exhibit C or an additional Exhibit C, such supplement to be implemented concurrently with the supplement to Exhibit A-1 hereto (as provided in the definition of “Project” as set forth herein).. The latest date upon which the Borrower may submit to the Trust a Loan Disbursement Requisition is the business day immediately preceding the date fixed by the Trust for the sale of its bonds in connection with the Anticipated Financing Program, or such alternative date as shall be identified by the Trust for the Borrower in writing. On the Maturity Date, the Borrower shall repay the Loan to the Trust in an amount equal to: (i) the Principal; (ii) the Interest; (iii) the Administrative Fee, if any; and (iv) any other amounts due and owing pursuant to the provisions of this Note. The Borrower may prepay the Loan obligations hereunder, in whole or in part, upon receipt of the prior written consent of an Authorized Officer of the Trust. Each payment made to the Trust shall be applied to the payment of, first, the Interest then due and payable, second, the Principal, third, the Administrative Fee, if any, fourth, any late charges, and, finally, any other amount due pursuant to the provisions of this Note. In the event that the repayment obligation set forth in this Note is received by the Trust later than the Maturity Date, a late fee shall be payable to the Trust in an amount equal to the greater of twelve percent (12%) per annum or the prime rate as published in the Wall Street Journal on the Maturity Date plus one half of one percent per annum on such late payment from the Maturity Date to the date it is actually paid; provided, however, that any late payment charges incurred hereunder shall not exceed the maximum interest rate permitted by law. Notwithstanding the provisions of this Section 4 to the contrary, the Borrower hereby acknowledges and agrees that, on the date of issuance of this Note, a disbursement shall be made and shall be recorded by an Authorized Officer of the Trust on the table attached as Exhibit A-2 hereto in the amount recorded thereon. Such disbursement shall be made for the purpose of funding fifty percent (50%) of the NJDEP Origination Fee. Such disbursement shall be paid by the Trust on behalf of the Borrower directly to the NJDEP in satisfaction of the provisions hereof.

Notwithstanding the provisions of this Note to the contrary with respect to the funding, pursuant to this Section 4, of any Loan Disbursement Requisition relating to all or any portion of the Project: (i) the Borrower hereby acknowledges and agrees that the Trust shall not, and shall not be required to, commit funds, pursuant to the Construction Financing Trust Loan Program of the Trust, to any portion of the Project until such time as the particular portion of the Project in question has been certified for funding by the NJDEP; (ii) no Loan Disbursement Requisition shall be approved by the Trust for disbursement pursuant to this Section 4 unless and until the portion of the Project to which such Loan Disbursement Requisition relates has been certified for funding by the NJDEP; and (iii) the Trust has no obligation pursuant to this Note to make all or any portion of any disbursement pursuant to the provisions of this Section 4 if he Borrower lacks the authority to pay interest on this Note in an amount equal to the Trust Portion Interest Rate.

SECTION 5. Unconditional Obligations. The obligation of the Borrower to make the Loan repayments and all other payments required hereunder and the obligation to perform and observe the other duties, covenants, obligations and agreements on its part contained herein shall be absolute and unconditional, and shall not be abated, rebated, set-off, reduced, abrogated, terminated, waived, diminished, postponed or otherwise modified in any manner whatsoever while any Loan repayments, or any other payments due hereunder, remain unpaid, regardless of any contingency, act of God, event or cause whatsoever, including (without limitation) any acts or circumstances that may constitute failure of consideration, eviction or constructive eviction, the taking by eminent domain or destruction of or damage to the Project or Environmental Infrastructure System, commercial frustration of the purpose, any change in the laws of the United States of America or of the State or any political subdivision of either or in the rules or regulations of any governmental authority, any failure of the Trust to perform and observe any agreement or any duty, liability or obligation arising out of this Note, or any rights of set-off, recoupment, abatement or counterclaim that the Borrower might have against the Trust or any other party; provided, however, that payments hereunder shall not constitute a waiver of any such rights.

SECTION 6. Events of Default. The following events shall constitute an “Event of Default” hereunder: (i) failure by the Borrower to pay, when due, any and all of its Loan repayment obligations hereunder, and any other payment obligations due hereunder; (ii) failure by the Borrower to observe and perform any duty, covenant, obligation or agreement on its part to be observed or performed pursuant to the terms of this Note; (iii) any representation made by the Borrower contained in this Note or in any instrument furnished in compliance with or with reference to this Note is false or misleading in any material respect; and (iv) a petition is filed by or against the Borrower under any federal or state bankruptcy or insolvency law or other similar law in effect on the date of this Note or thereafter enacted, unless in the case of any such petition filed against the Borrower such petition shall be dismissed within thirty (30) days after such filing and such dismissal shall be final and not subject to appeal, or the Borrower shall become insolvent or bankrupt or shall make an assignment for the benefit of its creditors, or a custodian of the Borrower or any of its property shall be appointed by court order or take possession of the Borrower or its property or assets if such order remains in effect or such possession continues for more than thirty (30) days.

SECTION 7. Remedies upon Event of Default. Whenever an Event of Default shall have occurred and be continuing pursuant to the terms hereof, the Borrower hereby acknowledges and agrees to the rights of the Trust to take any action permitted or required at law or in equity to collect the amounts then due and thereafter to become due hereunder or to enforce the observance and performance of any duty, covenant, obligation or agreement of the Borrower hereunder. If an Event of Default shall have occurred, the Borrower hereby acknowledges and agrees that the Trust shall have the right to declare all Loan repayments and all other amounts due hereunder to be due and payable immediately without further notice or demand. The Borrower hereby acknowledges and agrees that no remedy herein is intended to be exclusive, and every remedy shall be cumulative and in addition to every other remedy given under this Note or now or hereafter existing at law or in equity. The Borrower hereby further acknowledges and agrees that no delay or omission by the Trust to exercise any remedy or right accruing upon any Event of Default shall impair any such remedy or right or shall be construed to be a waiver thereof, but any such remedy or right may be exercised as often as may be deemed expedient. The Borrower hereby agrees that upon demand it shall pay to the Trust the reasonable fees and expenses of attorneys and other reasonable expenses (including, without limitation, the reasonably allocated costs of in-house counsel and legal staff) incurred in the collection of Loan repayments or any sum due hereunder or in the enforcement of the observation or performance of any obligations or agreements of the Borrower upon an Event of Default. Any moneys collected by the Trust pursuant to this Section 7 shall be applied first to pay any attorneys’ fees or other fees and expenses owed by the Borrower.

SECTION 8. Certain Miscellaneous Provisions. The Borrower hereby agrees as follows: (a) all notices hereunder shall be deemed given when hand delivered or when mailed by registered or certified mail, postage prepaid, to the Borrower at the following address: Middlesex Water Company, 1500 Ronson Road, Iselin, New Jersey 08830-0452, Attention: A. Bruce O’Connor, Vice President, Treasurer and Chief Financial Officer; and to the Trust at the following address: New Jersey Environmental Infrastructure Trust, 3131 Princeton Pike, Building 4, Suite 216, Lawrenceville, New Jersey 08648-2201, Attention: Executive Director; (b) this Note shall be binding upon the Borrower and its successors and assigns; (c) in the event any provision of this Note is held illegal, invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate, render unenforceable or otherwise affect any other provision hereof; (d) the obligations of the Borrower pursuant to the terms of this Note may not be assigned by the Borrower for any reason, unless the Trust shall have approved said assignment in writing; (e) this Note may not be amended, supplemented or modified without the prior written consent of the Trust; (f) this Note shall be governed by and construed in accordance with the laws of the State; (g) the Borrower shall, at the request of the Trust, execute and deliver such further instruments as may be necessary or desirable for better assuring, conveying, granting, assigning and confirming the rights, security interests and agreements granted or intended to be granted by this Note;

and (h) whenever the Borrower is required to obtain the determination, approval or consent of the Trust pursuant to the terms hereof, such determination, approval or consent may be either granted or withheld by the Trust in its sole and absolute discretion.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, sealed and delivered on the date first above written.

MIDDLESEX WATER COMPANY

[SEAL]
	By:	/s/ A. Bruce O’Connor
ATTEST:		A. Bruce O’Connor
Vice President, Treasurer
And Chief Financial Officer
Authorized Officer

/s/Jay Kooper

Jay L. Kooper, Esq.

Vice President, General

Counsel and Secretary

Middlesex Water Company

1225001-026 (CLP)

EXHIBIT A-1

1)	Name and Address of Local Unit:

Middlesex Water Company

500 Ronson Road

Iselin, New Jersey 08830

Attention: Richard M. Risoldi, Vice President Operations

2)	Description of the Project:

The project consists of replacing 260 linear feet (LF) of 4-inch, ~27760 LF of 6-inch, and ~1500 LF of 8-inch diameter cast iron mains with ~29,500 LF of 8-inch diameter cement mortar-lined ductile iron pipe, replacement of 552 service lines, installation of 579 meter pits and associated valves and appurtenances. The project area encompasses the vicinities of Madison Drive, Sampton Avenue, Lane Avenue, Hamilton Boulevard, and Maple Avenue within the Borough of South Plainfield. Cement mortar lining of the pipe interior is intended to inhibit the corrosive effects of the conveyed water on the piping systems.

The overall project consists of one (1) building contract. Zero (0) contracts have previously received authorization to award. This exhibit pertains to contract 1 of 1.

3)	Description of the Water Distribution System:

The Middlesex Water Company is a publicly-owned water utility that provides water service to retail customers primarily in eastern Middlesex County. Water services are furnished to approximately 59,000 retail customers located in an area of approximately 55 square miles of New Jersey in Woodbridge Township, the Boroughs of Metuchen and Carteret, portions of Edison Township, Borough of South Plainfield, and the City of South Amboy in Middlesex County; and a small portion of the Township of Clark in Union County.

The Middlesex Water Company obtains water from both surface and groundwater sources; however, the principal source of supply is the Delaware and Raritan Canal (owned by the State of New Jersey and operated as a water resource by the New Jersey Water Supply Authority).

EXHIBIT A-2

Loan Disbursements

Date of Loan Disbursement	Amount of Disbursement: Trust Portion	Amount of Disbursement: Fund Portion

Middlesex Water Company

1225001-026 (CLP)

EXHIBIT B

Basis for the Determination of Allowable Costs

The determination of the costs allowable for assistance from the New Jersey Environmental Infrastructure Financing Program is presented below:

Cost Classification	Application Amount	Allowable Amount	CLP Allowable Amount
1. Administrative Expenses	$237,000	$221,282	$221,282
2. Other Costs	$0	$0	$0
3. Engineering Fees	$948,000	$948,000	$948,000
4. Building Costs	$7,900,000	$7,376,069	$7,376,069
5. Contingencies	$395,000	$368,803	$368,803
6. Planning and Design	$520,000	$520,000	$520,000
7. Sub-Total	$10,000,000	$9,434,154	$9,434,154
8. DEP Fee (Financed Portion (50%))		$94,342	$94,342
9. Total Project Costs	$10,000,000	$9,528,496	$9,528,496
10. CLP Loan Amount			$9,528,496

As a result of the review by the New Jersey Department of Environmental Protection (“Department”), various line items may have been revised resulting in a change of the allowable costs for this project. The basis for the determination of the allowable costs is as follows:

1.	Administrative Expenses:

The total amount requested for this line item on the application was $237,000. The allowable administrative expense is authorized to be 3% of the total allowable building costs (Line Item No. 4). Therefore, the amount for the administrative line item is $7,376,069 x 0.03 = $221,282.

Allowable Administrative Expenses are $221,282.

2.	Other Costs:

The amount requested for this line item on the application was $0. Therefore, the total allowable amount for this line item is $0.

Allowable Other Costs are $0.

Middlesex Water Company

1225001-026 (CLP)

3.	Engineering Fees:

The amount requested for this line item on the application was $948,000. Middlesex Water Company will utilize both the services of Gannett Fleming and “in house” engineering and inspection personnel. The scope of work and costs for utilizing these services has been reviewed and approved on September 28, 2016. Therefore,

Allowable Engineering Fees are $948,000.

4.	Building Costs:

The amount requested for this line item on the application was $7,900,000. The allowable amount based on the low bid received is $6,626,069 and an additional $750,000 for materials. Therefore, the total building costs are $6,626,069 + $750,000 = $7,376,069

Green Project Reserve (GPR) Funding:	Green Infrastructure - $0.
Energy Efficiency- $0.
Water Efficiency - $0.
Green Innovative - $0.

Allowable Building Costs are $7,376,069.

5.	Contingencies:

The amount requested for this line item on the application was $395,000. The allowable amount is authorized to be 5% of the allowable building cost. Therefore, the allowable amount for this line item is $7,376,069 x 0.05 = $368,803.

Allowable Contingencies are $368,803.

6.	Planning and Design:

The amount requested for this line item on the application was $520,000. The maximum authorized amount for this line item based on the allowable building costs and N.J.A.C. 7:22-5.12 is as follows:

$250,000 + 0.12 x ($7,376,069 - $1,000,000) = $1,015,128.

Costs for this line item will be reimbursed based on NJDEP approval of actual project invoices for planning and design services. Therefore,

Allowable Planning and Design is $520,000.

Middlesex Water Company

1225001-026 (CLP)

7.	Sub-Total:

The total amount applied for was $10,000,000. The subtotal line item amount based on the low bid received is $9,434,154.

8.	DEP Fee:

This item represents the DEP Loan Surcharge or Loan Origination Fee imposed by DEP as a portion of the cost of the project of the borrower. This DEP Loan Surcharge or Loan Origination Fee is a portion of the cost of the project that has been incurred for engineering and environmental services provided by DEP for the borrower in connection with, and as a condition precedent to, the inclusion of the project of the borrower in the SFY2018 Financing Program of the Trust, 50% of which will be financed for the Borrower as part of the Trust Construction Loan.

DEP Fee = $9,434,154 x 2% = $188,684

$188,684 x .50 = $94,342 (financed through the Construction Loan and paid to DEP upon closing of the Construction Loan)

9.	Total Project Costs:

The total project costs are (loan amount + Department Fee) $9,528,496.

10.	CLP Loan Amount:

The CLP Loan Amount is $9,528,496.

Middlesex Water Company

1225001-026 (CLP)

EXHIBIT C

1. Disbursement Schedule

The following is a schedule of the estimated disbursements for this loan. Disbursements to the Borrower for any given month shall not exceed the amounts indicated below plus any undisbursed from the previous months.

Year	Month	DEP Fee (Trust to make payment)		Total

2017	August	*$	94,342
	August			$4,000,000
	September			$2,000,000
	October			$2,000,000
	November			$1,434,154

Total			$94,342	$9,434,154

*This represents that portion (50%) of the DEP Fee that has been financed for the Borrower through the short-term Construction Loan. No action is required on the part of the borrower with respect to the payment to DEP of the DEP Fee. The Trust will address, or already has addressed, the implementation of this disbursement.

Middlesex Water Company

1225001-026 (CLP)

2. Project Schedule

The Borrower shall expeditiously initiate and complete the project in accordance with the project schedule which was submitted as part of the loan application repeated below. Failure to promptly initiate and complete the Project may result in the imposition of sanctions under N.J.A.C. 7:22-3.40 through 3.44 and N.J.A.C. 7:22-4.40 through 4.44. In addition, failure to promptly award all subagreement(s) for building the Project within 12 months of the date of this loan may result in a limitation on allowable costs as provided by N.J.A.C. 7:22-5.4(d) 4. This limitation provides that costs incurred under contracts awarded after 12 months from the date of this loan are unallowable unless a specific extension has been granted by the Department, in the case of a Fund Loan, and the Trust, in the case of a Trust Loan.

EVENT	DATE

Advertisement:
1225001-026	February 1, 2017

Bid Receipt:
1225001-026	February 15, 2017

Award:
1225001-026	March 4, 2017

Issuance of Notice to Proceed:
1225001-026	April 3, 2017

Completion of Construction:
1225001-026	October 2, 2017

Initiation of Operation:
1225001-026	November 1, 2017

Project Performance Certification:
1225001-026	November 1, 2018